Exhibit 99.1

DATCHAT TO OFFER METAVERSE LAND GRANTS IN THE HABYTAT

Company To Enact “The Metaverse Homestead Act” Where Participation Is The Only

Form Of Payment Accepted For Property

NEW BRUNSWICK, N.J., August 22, 2022 - DatChat, Inc. (“DatChat” or the “Company”) (Nasdaq: DATS), a secure messaging, metaverse, and social media company, through its SmarterVerse, Inc. subsidiary, today announced it will homestead the Habytat metaverse. The Company will grant land parcels and homes based on its proprietary Dynamic Content NFT technology to qualified applicants.

After achieving a predetermined level of active participation, the property will be deeded to the participant. As recipients of land parcels interact with their property, the more it can continue to grow, improve, and evolve. Additionally, the Habytat metaverse will be based on an advertising-based revenue model and will offer rewards and additional incentives for active participants. Residential parcels for Geniuz City, the first world of The Habytat metaverse, are now open for pre-registration.

A Media Snippet accompanying this announcement is available by clicking on the image or link below:

[insert media snippet for this video]

To learn more about the Habytatat metaverse, please visit SmarterVerse.com to watch the newly released video presentation and to join the pre-registration list.

“While metaverse technology is revolutionary, we believe that the current business models upon which it operates need to change in order to create widespread adoption,” said DatChat CEO Darin Myman. “This is why I am urging others to take the time to watch our new video presentation on SmarterVerse.com. With the anticipated launch of phase one of the Habytat this November 28th, we believe that our approach of homesteading the metaverse will be an important catalyst for growth and adoption of the metaverse.”

SmarterVerse, Inc., a wholly owned DatChat subsidiary, entered a joint venture with MetaBizz to develop the all-new metaverse. The joint venture is led by Gianfranco Lopane, who is the Head of Business Development at DatChat. Pursuant to the terms of the joint venture, DatChat will own 60 percent of the joint venture and MetaBizz will own 40 percent. Additionally, MetaBizz will contribute over twenty engineers and designers based in both North and South America.

About DatChat, Inc.

DatChat Inc. is a secure messaging, metaverse and social media Company. DatChat’s Messenger & Private Social Network via application presents technology that allows users to change how long their messages can be viewed before or after users send them, prevents screenshots, and hides encrypted photos in plain sight on camera rolls. The Company’s patented technology offers users a traditional texting experience while providing control and security for their messages. The Company continues to innovate and implement strategic initiatives to increase the adoption of blockchain technology and advance its Social Network+ and Metaverse initiatives. For more information, please visit datchat.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the SEC, not limited to Risk Factors relating to its business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investor Relations contact:

Alex Thompson, Greg Robles

Gateway Group, Inc.

(949) 574-3860

DATS@gatewayir.com

Press contact:

Zach Kadletz

Gateway Group, Inc.

(949) 574-3860

DATS@gatewayir.com